UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2014

BRIGHT HORIZONS FAMILY SOLUTIONS INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35780	80-0188269
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Talcott Avenue South Watertown, MA	02472
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 673-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 2, 2014, the Compensation Committee (the “Committee”) of the Board of Directors of Bright Horizons Family Solutions Inc. (the “Company”) approved an equity compensation program for named executive officers.

Participants in the program may choose to receive the annual equity award in the form of either non-qualified stock options, purchased restricted stock or a combination of the two by allocating a percentage of the targeted value to each alternative (up to 100 percent). Options will be issued with an exercise price per share equal to the fair market value of a share of the Company’s common stock on the date of grant and will have a term of 7 years. Options will vest 60% on the third anniversary of the grant date, an additional 20% on the fourth anniversary of the grant date and the final 20% on the fifth anniversary of the grant date. The number of shares of Company common stock subject to each option award will be determined by the Committee based on the target incentive compensation value for each participant and the Black-Scholes value of an option at the time of the grant.

Purchased restricted stock awards will vest 100% on the earliest of the third anniversary of the grant date, a change of control of the Company, and the termination of the participant’s employment by reason of death or disability. The number of shares of purchased restricted stock to be issued will equal 120% of the target incentive compensation value for each participant divided by 50% of the fair market value of a share of Company common stock, as measured by the closing price of the Company’s common stock on The NASDAQ Global Select Market on the grant date. Participants who elect to receive purchased restricted stock will be required to pay a purchase price on the date of grant equal to 50% of the fair market value of the shares of Company common stock under the award. In the event the participant’s employment with the Company terminates prior to the vesting date, in certain circumstances, the Company may, but is not obligated to, repurchase the shares subject to the award at a price equal to the lesser of cost or fair market value.

The Committee has approved annual awards to eligible employees calculated as follows:

•	A targeted value of 200% of annual salary for the Chief Executive Officer and the President and Chief Operating officer

•	A targeted value of 150% of annual salary for the Chief Financial Officer

•	A targeted value of 125% of annual salary for the Chief Human Resource Officer

•	A targeted value of 100% of annual salary for the Chief Administrative Officer

All awards issuable under the program will be issued under the Bright Horizons Family Solutions 2012 Omnibus Long-Term Incentive Plan, or a successor stock plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHT HORIZONS FAMILY SOLUTIONS INC.

By:	/s/ Elizabeth J. Boland
Elizabeth J. Boland
Chief Financial Officer

Date: January 8, 2014